                                                                  EXHIBIT (5)(d)
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ANNUITY SERVICE CHANGE REQUEST

AMERICAN GENERAL                                      MAILING ADDRESS:
LIFE COMPANIES                                        Annuity Administration
                                                      PO Box 1277 (DPEN)
                                                      Wilmington, DE 19899-1277

Annuity Administration                                OVERNIGHT MAILING ADDRESS:
Customer Service                                      Annuity Administration
1-877-299-1724                                        600 King Street (DPEN)
Email: retirementannuities@aig.com                    Wilmington, DE 19801

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
          CONTRACT
        IDENTIFICATION

        COMPLETE THIS          -----------------------------------------------------------------------------------------------------
       SECTION FOR ALL             Contract Number                  Annuitant First Name             Annuitant Last Name
          REQUESTS
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[ ]       CHANGE OF        1.                                                                           Effective Date of Change:
           ADDRESS             [ ] Mailing Address [ ] Payment Address (ONLY if different               _________________________
                                   from mailing address)

        (PLEASE PRINT)         -----------------------------------------------------------------------------------------------------
                                Street                                                                     Apt.

                               -----------------------------------------------------------------------------------------------------
                                City                                          ST                           Zip Code
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[ ]      LEGAL CHANGE      2.
           IN NAME             CHANGE NAME OF: [ ] ANNUITANT  [ ] JOINT ANNUITANT  [ ] OWNER   [ ] JOINT OWNER  [ ]  BENEFICIARY

        (PLEASE PRINT)         -----------------------------------------------------------------------------------------------------
                               From
     Complete this section
      if the name of the       -----------------------------------------------------------------------------------------------------
       Annuitant, Joint        To
       Annuitant, Owner,
       Joint Owner, or         -----------------------------------------------------------------------------------------------------
       Beneficiary has         Reason
          changed.
                               COPIES OF SUPPORTING LEGAL DOCUMENTS ARE REQUIRED: E.G., MARRIAGE CERTIFICATE, VALID DRIVER'S
                               LICENSE, COURT ORDER OR DIVORCE DECREE.

                               (Please note, this does not change the Annuitant, Joint Annuitant, Owner, Joint Owner, or
                               Beneficiary designation)
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[ ]   BENEFICIARY CHANGE  3.    DESIGNATION               NAME                ADDRESS          SOCIAL SECURITY
                                                                                                  NUMBER                 %
                               -----------------------------------------------------------------------------------------------------
        Please complete        [ ]  PRIMARY
        this section if        [ ]  CONTINGENT
       you are receiving       -----------------------------------------------------------------------------------------------------
        benefits with a        [ ]  PRIMARY
       guaranteed period       [ ]  CONTINGENT
        or cash refund         -----------------------------------------------------------------------------------------------------
            option.            [ ]  PRIMARY
                               [ ]  CONTINGENT
                               -----------------------------------------------------------------------------------------------------
                               [ ]  PRIMARY
                               [ ]  Contingent
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[ ]       ELECTRONIC      4.   I hereby authorize the company to initiate credit entries to my checking/savings account indicated
            FUNDS              below and the repository financial institution named below to credit the payment to such an
           TRANSFER            account (if assistance is needed, please contact your financial organization):

         Complete this         Name of Financial Institution: ______________________________________________________________________
        section if you
        would like your        Street Address: _____________________________________________________________________________________
       annuity payments
      directly deposited       City, State, Zip Code: ______________________________________________________________________________
      into a checking or
       savings account.        Name(s) on Account (Payee): _________________________________________________________________________
                                                            [ ] Checking
                               Account Number and Type:     [ ] Savings ____________________________________________________________
                                                                        _____________________________________
                               9-Digit Bank ABA Routing/Transit Number [_____________________________________]

                               PLEASE PROVIDE A VOIDED CHECK OR BANK GENERATED DOCUMENT CONTAINING BOTH THE ROUTING AND ACCOUNT
                               NUMBERS TO ENSURE WE CREDIT YOUR FUNDS TO THE CORRECT ACCOUNT. I authorize the company to correct any overpayments credited to my account during or after my lifetime. I authorize and direct the bank designated above to debit the account and to refund any such overpayment to the company. This authorization will remain in effect for not more than 30 days following receipt by the company of my written revocation.
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[ ]           TAX         5.   Complete and send us a W-4P Form, which can be obtained at www.irs.gov or by contacting our
          WITHHOLDING          Customer Service Center, Monday through Friday, 8:00 a.m. to 5:00 p.m. Eastern Time, at
                               1-877-299-1724.
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[ ]      AUTHORIZATION    6.   I (or we, if Joint Annuitants) hereby authorize AIG Life Insurance Company or American
         FOR TELEPHONE         International Life Assurance Company of New York,, hereafter referred to as the Company, to act
         TRANSACTIONS          on telephone instructions, if elected, to transfer values among the Variable Divisions and AIG
                               Fixed Account.

         Complete this         The Company will not be responsible for any claim, loss, or expense based upon telephone
        section if you         instructions received and acted on in good faith, including losses due to telephone
        are requesting         communication errors. The Company's liability for erroneous transfers, unless clearly contrary
         or revoking           to the instructions received, will be limited to correction of the allocations on a current
     telephone privileges      basis. If an error, objection, or other claim arises due to a telephone instruction, I will
        for transfers.         notify the Company in writing within five working days from receipt of confirmation of the transaction. I understand that this authorization is subject to the terms and provisions of my variable annuity policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by the Company.

                               _______ Initial here to AUTHORIZE telephone privileges.
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RGVCR (Rev 06/08)


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

                               _______ Initial here to REVOKE telephone privilege authorization.
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[ ]    TRANSFER PROGRAMS  7.   Please choose one of the below transfer programs.

                               NOTE: DOLLAR COST AVERAGING AND AUTOMATIC REBALANCE CAN NOT BE USED IN CONJUNCTION WITH EACH OTHER.
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           ONE TIME       [ ]  o  Restrictions on Subaccount Transfers are shown in the Contract and Contract Information pages.
          SUBACCOUNT           o  You may make 12 free transfers during a Contract Year.  A $10 transfer charge may be imposed on
           TRANSFER               each subsequent transfer.
                               o  Transfers are a dollar amount or percentage of your current periodic payment and must be in whole dollars or whole percentages.

                               CIRCLE (+) FOR TRANSFERS INTO A FUND OR (-) FOR TRANSFER OUT OF A FUND
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           AUTOMATIC      [ ]  This transfer program allows you to automatically rebalance your investment options on one of the
          REBALANCING          below frequencies.  Choose from the investment options below. Specify the percentage of your current periodic payment to be changed and the frequency you would like it to be rebalanced.

                               Indicate frequency : [ ]  Monthly  [ ]  Quarterly  [ ]  Semi-Annually  [ ]  Annually

                                  _______ Initial here to REVOKE Automatic Rebalancing election.
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          DOLLAR COST     [ ]  A portion of your current periodic payment can be systematically transferred from any one
           AVERAGING           investment option and directed to one or more of the  investment  options  below.  The minimum
             (DCA)             amount of your current  periodic  payment that can be transferred is $50 and must be in whole dollars. The FIXED ACCOUNT is not available for DCA. Please refer  to  the  prospectus  for more  information  on  the  DCA  option.

                               Day of the month for transfers ________ (Chose day of the month between 1 - 27)

                               Frequency of transfers: [ ]  Monthly  [ ]  Quarterly  [ ]  Semi-Annually  [ ]  Annually

                               DCA to be made from the following investment option: _____________________________________________

                               Transfer: $ _____________________________________($50 minimum, whole dollars only)
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
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INVESTMENT OPTIONS FOR ALL                   $             ADDITIONAL INVESTMENT OPTIONS FOR CONTRACT               $      Percent
 CONTRACT OWNERS                           Amount Percent   OWNERS USING QUALIFIED (PRE-TAX) ASSETS               Amount
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
Vanguard(R)VIF Balanced           (+)  (-)                 Vanguard(R)PRIMECAP Fund**                       (-)
 Portfolio
Vanguard(R)VIF Capital Growth     (+)  (-)                 Vanguard(R)500 Index Fund                  (+)   (-)
 Portfolio
Vanguard(R)VIF Diversified Value  (+)  (-)                 Vanguard(R)Dividend Growth Fund            (+)   (-)
 Portfolio
Vanguard(R)VIF Equity Income      (+)  (-)                 Vanguard(R)GNMA Fund                       (+)   (-)
 Portfolio
Vanguard(R)VIF Equity Index       (+)  (-)                 Vanguard(R)Inflation-Protected
 Portfolio                                                  Securities Fund                           (+)   (-)
Vanguard(R)VIF Growth Portfolio   (+)  (-)                 Vanguard(R)Prime Money Market Fund
Vanguard(R)VIF High Yield Bond    (+)  (-)                 Vanguard(R)Small Cap Growth Index Fund     (+)   (-)
 Portfolio
Vanguard(R)VIF International      (+)  (-)                 Vanguard(R)Small Cap Value Index Fund      (+)   (-)
 Portfolio
Vanguard(R)VIF Mid-Cap Index      (+)  (-)                 Vanguard(R)Total Bond Market Index Fund    (+)   (-)
 Portfolio
Vanguard(R)VIF Money Market       (+)  (-)                 Vanguard(R) U.S. Growth Fund               (+)   (-)
 Portfolio
Vanguard(R)VIF REIT Index        (+)  (-)                 Vanguard(R)Wellington(TM)Fund              (+)   (-)
 Portfolio
Vanguard(R) VIF Short Term                                 Vanguard(R)Windsor(TM)Fund                 (+)   (-)
 Investment Grade Portfolio       (+)  (-)
Vanguard(R)VIF Small Company      (+)  (-)                 Vanguard(R)LifeStrategy(R) Conservative    (+)   (-)
 Growth Portfolio                                           Growth Fund
Vanguard(R)VIF Total Bond Market  (+)  (-)                 Vanguard(R)LifeStrategy(R)Income Fund      (+)   (-)
 Index Portfolio
Vanguard(R)VIF Total Stock Market                          Vanguard(R)LifeStrategy(R)Moderate
 Index Portfolio                  (+)  (-)                  Growth Fund                               (+)   (-)
                                                           Vanguard(R)LifeStrategy(R)Growth Fund      (+)   (-)
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**This fund is no longer available for new investments

CERTIFICATION
Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal
Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

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Annuitant Signature       Joint Annuitant Signature (if applicable)         Date


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Email Address             Daytime Telephone Number

THIS TRANSACTION MAY NOT BE PROCESSED UNLESS THE ABOVE SIGNATURE SECTION IS
COMPLETED IN FULL.

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RGVCR (Rev 06/08)